Exhibit 10.3

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of August 6, 2015, is made by and between Sprouts Farmers Market, Inc., a Delaware corporation (the “Company”), and James Nielsen (the “Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement dated as of April 18, 2011 (the “Employment Agreement”), as amended on March 12, 2014; and

WHEREAS, the parties desire to amend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereby agree as follows, in each case effective as of August 6, 2015:

1. Amendment to Section 1.1. Section 1.1 shall hereby be amended to read as follows:

During the Employment Period (as defined in Section 2 hereof), the Executive’s title shall be “President and Chief Operating Officer” of the Company.

2. Amendment to Section 1.2. The first sentence of Section 1.2 shall hereby be amended to read as follows:

The Executive shall have the executive and managerial powers and duties as may reasonably be assigned to the Executive from time to time by the Board of Directors of the Company (the “Board”); provided that such duties are commensurate with the reasonable and customary duties of a President and Chief Operating Officer of similarly situated companies in the Company’s industry.

3. Amendment to Section 3.1(a). Section 3.1(a) shall hereby be amended by replacing “$325,000” with “$500,000”.

4. Amendment to Section 3.2. Section 3.2 shall hereby be amended by replacing 60% with 70%.

5. Amendment to Section 3.5. Section 3.5 shall hereby be amended to read as follows:

Executive Stock Option. As soon as practicable after August 6, 2015, the Company shall grant the Executive an option to purchase 500,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value per share of the Company’s common stock on the date of grant. The option shall be granted pursuant to the Company’s 2013 Incentive Plan, and evidenced by the Company’s standard form of grant agreement.

6. Amendment to Section 4.3(e). Clause (i) of Section 4.3(e) shall hereby be amended by replacing “Chief Operating Officer” with “President and Chief Operating Officer” each time it appears therein.

7. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first set forth above.

Company

Sprouts Farmers Market, Inc., a Delaware corporation

By:	/s/ Steven Townsend
Name:	Steven Townsend
Title:	Chairman of the Compensation Committee of the Board of Directors

Executive

By:	/s/ James Nielsen
James Nielsen

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